EXHIBIT 5

6225 Smith Avenue
Baltimore, Maryland 21209-3600
main 410.580.3000 fax 410.580.3001

August 27, 2004

TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers 5,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company issuable pursuant to the exercise of stock options and other awards previously made or available to be made in the future under the TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Option Plan (the “Plan”).

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)	The Registration Statement.

(b)	The Plan.

(c)	The charter of the Company (the “Charter”), as amended and restated and in effect on the date hereof and the bylaws of the Company (the “Bylaws”), as amended and restated and in effect on the date hereof.

(d)	Certified resolutions of the Board of Directors of the Company relating to the authorization of the Plan, the filing of the Registration Statement and the issuance of the Shares.

(e)	A short-form good standing certificate for the Company, dated a recent date, issued by the Maryland State Department of Assessments and Taxation.

Piper Rudnick LLP and related entities including an Illinois General Partnership

(f)	A Certificate of Secretary of the Company, dated the date hereof (the “Certificate”), as to certain factual matters.

(g)	Such other documents as we have considered necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and non-assessable.

     Our opinion set forth above is subject to the following general qualifications and assumptions:

(1)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(2)	We have made no investigation as to, and we express no opinion concerning, any laws other than the laws of the State of Maryland.

(3)	We express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of Maryland or any other jurisdiction.

(4)	We assume that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s Charter.

(5)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Piper Rudnick LLP

Piper Rudnick LLP and related entities including an Illinois General Partnership